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                                                                    Exhibit 5.1

                            [PERKINS COIE LETTERHEAD]


                                February 18, 1997

Advanced Digital Information Corporation
10201 Willows Road
Redmond, WA  98052

Gentlemen and Ladies:

      We have acted as counsel to you in connection with the proceedings for the authorization and issuance by Advanced Digital Information Corporation (the "Company") of up to 1,700,000 shares (the "Company Shares") of the Company's common stock, having no par value (the "Common Stock"), and the sale of up to 25,000 shares of the Common Stock (the "Selling Shareholder Shares") offered by a certain Company shareholder (the "Selling Shareholder"), together with an additional 258,750 shares of Common Stock if and to the extent the underwriters exercise their over-allotment option (the "Over-Allotment Shares"), and the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, which you are filing with the Securities and Exchange Commission with respect to the Company Shares, the Selling Shareholder Shares and the Over-Allotment Shares (collectively, the "Shares").

      We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

      (a) the filing and effectiveness of the Registration Statement and any amendments thereto,

      (b) due execution by the Company and registration by its registrar of the Shares,

      (c) the offering and sale of the Shares as contemplated by the Registration Statement, and

      (d) receipt by the Company of the consideration required for the Company Shares and the Over-Allotment Shares, if applicable, as contemplated by the Registration Statement,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and any registration statement relating to the same offering that is to be effective upon filing
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Advanced Digital Information Corporation
February 18, 1997
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pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    /s/ Perkins Coie